PRICING SUPPLEMENT NO. 11                                         Rule 424(b)(3)
DATED:  October 6, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:  $10,000,000   Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 10/08/1999  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 10/10/2000        CUSIP#: 073928LB7

Option to Extend Maturity:       No      [x]
                                 Yes     [ ]   Final Maturity Date:


                                               Optional                Optional
                        Redemption            Repayment               Repayment
 Redeemable On           Price(s)              Date(s)                 Price(s)
 -------------           --------              -------                 --------

      N/A                  N/A                   N/A                     N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 6.250%

Interest Payment Dates:  *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:

[  ]    Commercial Paper Rate                     Minimum Interest Rate:

[  ]    Federal Funds Rate                        Interest Reset Date(s):

[  ]    Treasury Rate                             Interest Reset Period:

[  ]    LIBOR Reuters                             Interest Payment Date(s):

[  ]    LIBOR Telerate

[  ]    Prime Rate

[  ]    CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*   4/10/2000 and 10/10/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.